EXHIBIT 5
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                   KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.
                                ATTORNEYS AT LAW

                        Bank of America Corporate Center
                             100 North Tryon Street
                                   Suite 4200
                      Charlotte, North Carolina 28202-4006     Other Offices:
                             Telephone 704/331-7400            Raleigh, North Carolina
                             Facsimile 704/331-7598            Rock Hill, South Carolina
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                                 June 17, 1999


Glenayre Technologies, Inc.
5935 Carnegie Boulevard
Charlotte, NC  28209

Gentlemen:

         You have requested our opinion in connection with the registration under the Securities Act of 1933, as amended, of 1,500,000 shares of the $.02 par value Common Stock (the Common Stock) of Glenayre Technologies, Inc. (the Company), a Delaware corporation, by the Registration Statement on Form S-8 (the Registration Statement), to be filed by you with the Securities and Exchange Commission in connection with the amendment to the Glenayre Technologies, Inc. Employee Stock Purchase Plan, as amended (the Plan), to increase by 1,500,000 the number of shares available for issuance thereunder.

         We have made such investigations of law, examined original copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments, and received such statements from officers and representatives of the Company, as we have deemed necessary for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the 1,500,000 shares of the Common Stock covered by the Registration Statement have been duly and validly authorized and will be validly issued, fully paid and nonassessable when issued in accordance with the Plan and receipt by the Company of the consideration therefor of not less than the par value of the Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Sincerely,



                                    KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.